UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2023

CF Industries Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32597	20-2697511
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Parkway North Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (847) 405-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
common stock, par value $0.01 per share	CF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 26, 2023 (the “Closing Date”), CF Industries Holdings, Inc. (the “Company”), as a guarantor, and its wholly-owned subsidiary CF Industries, Inc. (“CF Industries”), as lead borrower, entered into a $750,000,000 senior unsecured Revolving Credit Agreement (the “Credit Agreement”) with the lenders from time to time party thereto, Citibank, N.A. (“Citibank”), as administrative agent (in such capacity, the “Administrative Agent”), and the issuing banks party thereto, which replaced the Company’s Fourth Amended and Restated Revolving Credit Agreement, dated as of December 5, 2019 (as amended as of January 27, 2022 and May 12, 2023, the “Prior Credit Agreement”), that was scheduled to mature December 5, 2024. CF Industries may designate as borrowers one or more wholly-owned subsidiaries that are organized in the United States or any state thereof, the District of Columbia, England and Wales or any other jurisdiction as mutually agreed to by all of the lenders party to the Credit Agreement, the Administrative Agent and CF Industries. The Credit Agreement provides for a revolving credit facility of up to $750,000,000 with a maturity of October 26, 2028 and includes a letter of credit sub-limit of $125,000,000. The borrowers will use borrowings under the Credit Agreement for working capital and general corporate purposes.

Borrowings under the Credit Agreement may be denominated in dollars, Canadian dollars, Euro and Sterling, and will bear interest at a per annum rate equal to, at the applicable borrower’s option, (i) for loans denominated in dollars, (x) the one, two, three or six month term secured overnight financing rate, plus a credit spread adjustment of 0.10% for all interest periods, plus a margin of 1.00% to 1.50%, or (y) a base rate plus a margin of 0.00% to 0.50%, (ii) for loans denominated in Canadian dollars, (x) the one, two or three month Canadian dealer offered rate plus a margin of 1.00% to 1.50% or (y) the Canadian prime rate plus a margin of 0.00% to 0.50%, (iii) for loans denominated in Euro, the one, two, three or six month Euro interbank offered rate plus a margin of 1.00% to 1.50%, and (iv) for loans denominated in Sterling, the Sterling overnight index average rate plus a margin of 1.00% to 1.50%. The borrowers are required to pay an undrawn commitment fee equal to 0.09% to 0.20% of the undrawn portion of the commitments under the Credit Agreement, as well as customary letter of credit fees. The margin added to the applicable term secured overnight financing rate or to the base rate, as well as the amount of the commitment fee, will depend on the Company’s credit rating at the time.

The Credit Agreement contains customary representations and warranties and covenants for a transaction of this type, including one financial maintenance covenant: a requirement that the total net leverage ratio, as defined in the Credit Agreement, be maintained as of the last day of the Company’s fiscal quarter at a level of not greater than 3.75:1.00; provided the maximum total net leverage ratio shall increase to 4.25:1.00 for the four fiscal quarter period commencing with the quarter any borrower or subsidiary consummates any material acquisition; provided further, there shall be at least two fiscal quarters with the maximum total net leverage ratio set at 3.75:1:00 before a second step-up may occur.

Upon the occurrence and during the continuance of an event of default under the Credit Agreement and after any applicable cure period, subject to specified exceptions, the Administrative Agent may, and at the request of the requisite lenders is required to, accelerate the loans under the Credit Agreement or terminate the lenders’ commitments under the Credit Agreement. Specified subsidiaries of the Company are excluded from the representations and warranties, the events of default, and the restrictions contained in certain of the covenants under the Credit Agreement.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Each of the financial institutions party to the Credit Agreement and certain of their respective affiliates have performed or may in the future perform various commercial banking, lending, investment banking, financial advisory, trustee, hedging or other services for the Company, CF Industries and subsidiaries and affiliates of Company and CF Industries for which they have received or will receive fees and reimbursement of expenses.

Item 1.02	Termination of a Material Definitive Agreement.

Substantially concurrently with the Company’s entry into the Credit Agreement, the Company terminated the Prior Credit Agreement, the parties to which comprised the Company, CF Industries, Citibank, as administrative agent, the issuing banks party thereto and the lenders party thereto. All of the guarantees and all of the liens on the assets of the Company and its subsidiaries securing obligations under the Prior Credit Agreement were released to the extent not previously released. No early termination penalties were incurred by the Company or its subsidiaries in connection with the termination of the Prior Credit Agreement.

Each of the financial institutions that were party to the Prior Credit Agreement and certain of their respective affiliates have performed or may in the future perform various commercial banking, lending, investment banking, financial advisory, trustee, hedging or other services for the Company, CF Industries and subsidiaries and affiliates of Company and CF Industries for which they have received or will receive fees and reimbursement of expenses.

The information set forth in Item 1.01 of this report is incorporated by reference in this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Revolving Credit Agreement, dated as of October 26, 2023, by and among CF Industries Holdings, Inc., CF Industries, Inc., Citibank, N.A., as administrative agent, the issuing banks from time to time party thereto, and the lenders from time to time party thereto

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 26, 2023	CF INDUSTRIES HOLDINGS, INC.

		By:	/s/ Michael P. McGrane
		Name:	Michael P. McGrane
		Title:	Vice President, General Counsel, and Secretary